Exhibit 10.1

                          WAIVER AND AMENDMENT NO. 1
                                      TO
                         LOAN AND SECURITY AGREEMENT

THIS WAIVER AND AMENDMENT NO. 1 (this "Amendment") is entered into as of October 31, 2000, by and between ATHEY PRODUCTS CORPORATION ("Borrower") and WELLS FARGO BUSINESS CREDIT, INC., successor by assignment to Banc of America Commercial Finance Corporation (formerly known as NationsCredit Commercial
Corporation)("Lender").

                                  BACKGROUND

      Borrower and Lender are parties to a Loan and Security Agreement dated as of June 30, 1999 (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement") pursuant to which Lender provides Borrower with certain financial accommodations.

      Borrower has requested that Lender waiver the violation of the Maximum Cumulative Net Loss covenant contained in the Loan Agreement and Lender is willing to do so on the terms and conditions hereafter set forth.

      NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by Lender, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

      2. Amendment to Loan Agreement. Subject to satisfaction of the conditions precedent set forth in Section 4 below, Schedule A to the Loan Agreement is hereby amended by amending Section 3 in its entirety to provide as follows:

            3. Interest Rates:

               (a)  Revolving Loans: 2.75% per annum in excess of the Prime Rate
               (b)  Term Loan: 2.75% per annum in excess of the Prime Rate

      3. Waiver. Subject to satisfaction of the conditions precedent set forth in Section 4 below, Lender hereby waives the Event of Default which has occurred or may occur as a result of the Maximum Cumulative Net Loss exceeding the amounts permitted under the Loan Agreement but only to the extent that such non-compliance occurred or occurs on or prior to November 30, 2000.

      4. Conditions of Effectiveness. This Amendment shall become effective upon satisfaction of the following conditions precedent: (i) Lender shall have received this Amendment in form and substance
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satisfactory to Lender executed by Borrower and (ii) Lender shall receive a fee in the amount of $5,000 which shall be charged to Borrower loan account on the date of this Amendment.

      5. Appraisal. Borrower agrees that Lender will retain an independent appraisal firm to prepare an appraisal of the Inventory and that Borrower will pay all costs and expenses. Additionally, Lender reserves the right to complete appraisals on the Borrower's Equipment and Real Property where Borrower will pay all costs and expenses.

      6. Representatives and Warranties. Borrower hereby represents and warrants as follows:

            (a)This Amendment and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.

            (b)Upon the effectiveness of this Amendment, Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

            (c)No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment.

            (d)Borrower has no defense, counterclaim or offset with respect to the Loan Agreement.

      7. Effect on the Loan Agreement.

            (a)Upon the effectiveness of Section 2 hereof, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

            (b)Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

            (c)The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided in Section 3, operate as a waiver of any right, power or remedy of Lender, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

      8. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

      9. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

      10. Counterparts; Facsimile. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

      IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

                           ATHEY PRODUCTS CORPORATION


                           By: /s/ Thomas N. Nelson
                               --------------------------
                               Name:  Thomas N. Nelson
                               Title: President and CEO


                                 WELLS FARGO BUSINESS CREDIT, INC.


                           By: /s/ John C. Bambach
                               --------------------------
                               Name:  John C. Bambach
                               Title: Vice President